EXHIBIT 21


         LIST OF SUBSIDIARIES OF INGERSOLL-RAND COMPANY

   The following list represents the principal subsidiaries of the company all of which (except as otherwise indicated) are deemed to be 100% owned, directly or indirectly, and whose financial statements are included in the consolidated statements. The subsidiaries of Ingersoll-Dresser Pump Company (IDP), a general partnership owned 51% by the company, are deemed to be 100% owned by IDP directly or indirectly. The names of particular subsidiaries omitted, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

SUBSIDIARIES OF INGERSOLL-RAND COMPANY

Clark Equipment Company                             Delaware
  Blaw-Knox Construction Equipment Corporation      Delaware
  Clark Business Services Corporation               Michigan
    Clark Distribution Services, Inc.               Michigan
      CDS Midwest, Inc.                             Michigan
    Clark Foreign Sales Corporation                 Barbados
  Ingersoll-Rand Italiana S.p.A.                    Italy
    Ingersoll-Rand Services & Engineering Company   Switzerland
      Ingersoll-Rand Acceptance Company, S.A.       Switzerland
      Ingersoll-Rand Investment Company, S.A.       Switzerland
          G. Klemm Bohrtechnik GmbH                 Germany
    Melroe Equipment, Ltd.                          Canada
    Melroe Parts Trading GmbH                       Germany
  Club Car, Inc.                                    Delaware
    Club Car International, Inc.                    Guam
    Club Car, Ltd.                                  New Zealand
Ingersoll-Rand China, Ltd.                          Delaware
  Thermo King-Dalian Transport Refrigeration Co.    China
  (80% owned by the company)
  Ingersoll-Rand China Investment Company, Ltd.     China
    Torrington-Wuxi Bearings Company, Ltd.          China
    (78% owned by the company)
Ingersoll-Rand International, Inc.                  Delaware
Ingersoll-Rand International Sales, Inc.            Delaware
Ingersoll-Rand International Holding Corporation    New Jersey
  Ingersoll-Rand, S.A.                              Switzerland
Ingersoll-Rand Worldwide, Inc.                      Delaware
Northern Research & Engineering Company             Massachusetts
NT Acquisition, Ltd.                                England
  Newman Tonks Group, Ltd.                          England
    Newman Tonks Management Services, Ltd.          England
    Newman Tonks (Overseas Holdings), Ltd.          England
    NT Access, Ltd.                                 England
    NT Architectural Hardware, Ltd.                 England
    NT Architectural Products, Ltd.                 England
    NT Asia (Hong Kong), Ltd.                       Hong Kong
      NT Asia (Singapore), Ltd.                     Singapore
    NT Denmark A/S                                  Denmark
      NT Randi A/S                                  Denmark
    NT Door Controls, Ltd.                          England
    NT Dor-O-Matic, Inc.                            USA
      NT Dor-O-Matic, Ltd.                          England
    NT France, S.A.                                 France
      NT Distribution, S.A.                         France
      NT Mustad, S.A.                               France
      NT Normbau, S.A.                              France
    NT Group Properties, Ltd.                       England
    NT Holdings GmbH                                Germany
      NT Europe GmbH                                Germany
      NT Normbau Beschlge und Ausstattungs GmbH     Germany
      NT Telesco, S.A.                              Spain
    NT Laidlaw (Ireland), Ltd.                      Ireland
    NT Laidlaw, Ltd.                                England
    NT Legge, Ltd.                                  England
    NT Legge Pacific, Ltd.                          New Zealand
    NT Locking Systems, Ltd.                        England
    NT Martin Roberts, Ltd.                         England
    NT NZ Holdings                                  New Zealand
      NT Leighton Hill, Ltd.                        New Zealand
      NT Dalco Pty., Ltd.                           Australia
    NT Partition Systems, Ltd.                      England
    NT Projects, Ltd.                               England
    NT Railing Systems, Ltd.                        England
    NT Worcester Parsons, Ltd.                      England
  Newman Tonks Investments, Inc.                    Delaware
    Newman Tonks Holdings, Inc.                     Delaware
      Monarch Hardware and Mfg. Co., Inc.           Delaware
  Newman Tonks, USA, Inc.                           Delaware
    Dixie Pacific Manufacturing Company, Inc.       Alabama
      NT Falcon Lock, Inc.                          California
Schlage Lock Company                                California
  Schlage (N.Z.), Ltd.                              New Zealand
Von Duprin, Inc.                                    Indiana
Schlage de Mexico, S.A. de C.V.                     Mexico
SEW Holding Corporation                             Colorado
  Woodcliff Insurance, Ltd.                         Bermuda
Spanashview                                         Ireland
  Thermo King Ireland, Ltd.                         Ireland
The Torrington Company                              Delaware
  Kilian Manufacturing Corporation                  Delaware
  Torrington Holdings, Inc.                         Delaware
  Industrias del Rodamiento, S.A.                   Spain
    Reftrans, S.A.(85% owned by the company)        Spain
    Ingersoll-Rand Iberica, S.L.                    Spain
Thermo King Corporation                             Delaware
  Thermo King Container-Denmark A/S                 Denmark
  Thermo King Czech Republic                        Czech Republic
Thermo King de Puerto Rico, Inc.                    Delaware
  Thermo King do Brasil, Ltda.                      Brazil
  Thermo King Svc., Inc.                            Delaware
  Thermo King Trading Company                       Delaware
Compagnie Ingersoll-Rand                            France
  Ingersoll-Rand Equipements de Production, S.A.    France
  Ingersoll-Rand Equipements de Construction        France
    Etablissements Montabert, S.A.                  France
  S.A. Charles Maire                                France
  Torrington France, S.A.R.L.                       France
Ingersoll-Rand Asia Pacific, Inc.                   Delaware
Ingersoll-Rand (Australia), Ltd.                    Australia
  Ingersoll-Rand S.E. Asia (Private), Ltd.          Singapore
Ingersoll-Rand Benelux                              Belgium
  N.V. Aro, S.A.                                    Belgium
Ingersoll-Rand Canada, Inc.                         Canada
  Torrington, Inc.                                  Canada
    Torrington Industria e Comercio Ltda.           Brazil
  Ingersoll-Rand World Trade, Ltd.                  Bermuda
  3324745 Canada, Inc.                              Canada
    Torrington Beteiligungs GmbH                    Germany
Torrington GmbH                                     Germany
      Torrington Nadellager GmbH                    Germany
Ingersoll-Rand GesmbH (Austria)                     Austria
Ingersoll-Rand Sales Company, Ltd.                  Delaware
  Ingersoll-Rand European Sales, Ltd.               England
  Ingersoll-Rand Holdings, Ltd.                     England
    Ingersoll-Rand Company, Ltd.                    England
      Ingersoll-Rand Company South Africa           South Africa
      (Proprietary), Ltd.
    The Torrington Company, Ltd.                    England
    The Aro Corporation (U.K.), Ltd.                England
Ingersoll-Rand Beteiligungs GmbH                    Germany
  ABG Allgemeine Baumaschinen GmbH                  Germany
  ABG Verwaltungs GmbH                              Germany
    ABG Werke GmbH                                  Germany
  Ingersoll-Rand GmbH                               Germany
  Ingersoll-Rand Beteiligungs und
    Grundstucksverwaltungs GmbH                     Germany
  Thermo King Deutschland GmbH                      Germany
Ingersoll-Rand Europe                               France
Ingersoll-Rand (India), Ltd. (74% owned by
  the company)                                      India
Ingersoll-Rand Japan, Ltd.                          Japan
Ingersoll-Rand Philippines, Inc.                    Philippines
Ingersoll-Rand AB                                   Sweden
Ingersoll-Rand, S.A. de C.V.                        Mexico
Wadco Tools, Ltd. (74% owned by the company)        India

SUBSIDIARIES OF INGERSOLL-DRESSER PUMP COMPANY

Ingersoll-Dresser Pumps de Argentina, S.A.          Argentina
Ingersoll-Dresser Pumps (Australia) Pty., Ltd.      Australia
Ingersoll-Dresser Pumps GmbH                        Austria
Ingersoll-Dresser Pumps do Brazil                   Brazil
  Industria e Comercio Ltda.                        Brazil
Ingersoll-Dresser Pump Canada, Inc.                 Canada
Ingersoll-Dresser Pumps de Colombia, S.A.           Colombia
Worthington Centroamericana Ltda.                   Costa Rica
Ingersoll-Dresser Pompes                            France
  IDP Pleuger                                       France
  IDP International                                 France
Deutsche Ingersoll-Dresser Pumpen GmbH              Germany
  Ingersoll-Dresser Pump GmbH                       Germany
  Pleuger Worthington GmbH                          Germany
  Deutsche Worthington GmbH                         Germany
Ingersoll-Dresser Pumps S.p.A.                      Italy
  Worthington S.p.A.                                Italy
Ingersoll-Dresser Pump (Asia) Pte., Ltd.            Singapore
Ingersoll-Dresser Pump, S.A.                        Switzerland
  Ingersoll-Dresser Pump Services Sarl              Switzerland
ID Pump AG                                          Switzerland
  Ingersoll-Dresser Pump Nederland B.V.             Netherlands
Ingersoll-Dresser Pumps (UK), Ltd.                  England
  Ingersoll-Dresser Pumps Newark, Ltd.              England
IDP Alternate Energy Company                        Delaware
  Pump Investments, Inc.                            Delaware
  Energy Hydro, Inc.                                Delaware
    Compania Ingersoll-Dresser Pump, S.A.           Spain
Ingersoll-Dresser Pumps (Thailand), Ltd.            Thailand